                                                                   Exhibit 10.15

Capital Maritime & Trading Limited
c/o G Bairactaris Law Offices & Partners
130 Kolokotroni Street
185 36 Piraeus

                                                                     24 May 2005

For the attention of Mr V Bairactaris

Dear Sirs

CLUB TERM LOAN FACILITY FOR USD110,000,000.-

Further to our Offering Letter of 12 May 2005 and our recent discussions, we are pleased to advise you that HSBC Bank plc jointly with ING Bank NV will provide a
Foreign Currency Club Term Loan Facility subject to the following terms and conditions:

Borrower           :   Capital Maritime & Trading Limited, (a Public Holding
                       Company incorporated in Marshall Islands).

Guarantors         :   Guarantees will be given on a joint and several basis by:

                       1.   Gladiator Maritime Inc, the shipowning company of
                            ARIS.

                       2.   Shipping Rider Co, the shipwning company of
                            ATLANTAS.

                       3.   Belrose Maritime Inc, the shipowning company of
                            ADONIS.

                       4.   Laredo Maritime Inc, the shipowning company of
                            AKERAIOS.

Subject Ships      :   Means the ships to be financed by this Club Term Loan
                       Facility.
                       P/T Hull 0311 tbr ARIS.
                       P/T Hull 0312 tbr ATLANTAS.
                       P/T Hull 0443 tbr ADONIS.
                       P/T Hull 0413 tbr AKERAIOS.

Obligors           :   The Borrower together with the Guarantors are referred to
                       as "the Obligors".

Group              :   The Borrower, the Guarantors together with their
                       subsidiaries are referred to as the Group and each
                       individual such company i.e. "Group Company".

Agent              :   HSBC Bank plc, Piraeus Branch, 93 Akti Miaouli, Piraeus,
                       Greece.

Lenders            :   Jointly, HSBC Bank plc, in Piraeus and ING Bank NV in
                       London.

                                     ./..2

HSBC BANK PLC
93, Akti Miaouli, GR - 18538, Piraeus - Greece
Telephone: 210 429 0120 Facsimile: 210 429 0760

                                                                       [GRAPHIC]

                                                                          Page 2

Purpose            :   To finance up to 79% of the Total Acquisition Cost, but
                       not more than 70% of the market value of each Subject
                       Ship at the time of her delivery, including the
                       Pre-Delivery and the Post-Delivery payments, of the
                       Contract Price of the 4 Double Hull Ice Class 1A
                       Product/Chemical Tankers being "Hull 0311 tbr Aris",
                       "Hull 0312 tbr Atlantas" and "Hull 0443 tbr Adonis" each
                       of 37,000 dwt and "Hull 0413 tbr Akeraios" of 47,500 dwt
                       under order at Hyundai Mipo Shipyard, Korea. The first
                       three ships to be delivered during the first half of year
                       2006 while the fourth one (i.e. Akeraios) to be delivered
                       in August 2007. The details of the ships to be financed
                       through this Club Term Loan Facility are reflected in the
                       section under "Subject Ships".

Amount             :   USD 110,000,000. This amount to be provided jointly by
                       HSBC Bank plc and ING Bank NV, "the Lenders", on an equal
                       basis. (i.e. HSBC share to be for USD 55,000,000 and the
                       share of ING Bank NV to also be for USD55,000,000).

Total Acquisition  :   o    The Contract Price of the 2 x 37,000 dwt ships,
per Cost Subject            "Aris" and "Atlantas", is USD 32,100,000 and the
Ship                        related costs on each ship is for an additional
                            amount of USD 1,000,000 aggregating to a Total
                            Acquisition Cost of USD 33,100,000 per such ship.

                       o    The Contract Price of the third 37,000 dwt ship
                            "Adonis" is USD 36,246,000 plus other related costs
                            on this ship for an additional amount of USD
                            1,000,000 aggregate to a Total Acquisition Cost of
                            USD 37,246,000.

                       o    The Contract Price of the 47,000 dwt ship,
                            "Akeraios", is USD 35,433,000 and the related costs
                            on this ship for an additional amount of USD
                            1,000,000 give a Total Acquisition Cost of USD
                            36,433,000.

                       o    Therefore the combined Total Acquisition Cost of all
                            4 Subject Ships is USD 139,879,000.

Currency           :   US Dollars.

Period             :   For each of the ships "Aris", "Atlantas" and "Adonis" 11
                       years and for "Akeraios" 10 years from the physical
                       delivery of each ship and the draw down of the relevant
                       Post-Delivery payment respectively.

                                      ./..3

                                                                       [GRAPHIC]

                                                                          Page 3

Availability       :   12 months, counting from the date quoted on the Agent's
                       Commitment Letter addressed to the Borrower and no
                       commitment is given in respect of any draw down requests
                       received after that date. Any such request would be at
                       the discretion of the Lenders and be entertained only
                       after a full financial review has been conducted by the
                       Lenders. However, the Obligors will have the right prior
                       to the expiry of the 364 days period from the Agent's
                       Commitment to draw down any undrawn amounts and the
                       proceeds to be placed in a Pledged Deposit account to be
                       lodged with the Agent until such time the ship concerned
                       is acquired. Only the Availability Period of the
                       "Akeraios" will be in excess of 12 months. Thus, the
                       Availability Period is as follows:

                       "Aris"    }
                       "Adonis"  } Availability period until 05 May 2006.
                       "Atlantas"}
                       "Akeraios"  Availability period until 30 August 2007.

Drawdown           :   FOR EACH OF THE 2 x 37,000 DWT P/TANKERS "ARIS" AND
                       "ATLANTAS". (I.E. USD26,060,000 x 2 = USD 52,120,000)

                       Pre-Delivery Tranche 1 for USD 2,250,000 upon Steel
                       Cutting.
                       Pre-Delivery Tranche 2 for USD 2,250,000 upon Keel
                       Laying.
                       Pre-Delivery Tranche 3 for USD 2,250,000 upon Launching.
                       Post-Delivery Tranche for USD 19,310,000 upon the
                       Physical Delivery of each ship.

                       FOR THE 1 x 37,000 DWT P/TANKER "ADONIS". (I.E.
                       USD29,260,000)

                       Pre-Delivery Tranche 1 for USD 3,000,000 upon Keel
                       Laying.
                       Pre-Delivery Tranche 2 for USD 3,000,000 upon Launching.
                       Post-Delivery Tranche for USD 23,260,000 upon her
                       Physical Delivery.

                       FOR THE 1 x 47,500 DWT P/TANKER "AKERAIOS". (I.E. USD
                       28,620,000)

                       Pre-Delivery Tranche 1 for USD 1,200,000 in October 2006.
                       Pre-Delivery Tranche 2 for USD 2,390,000 in March 2007.
                       Pre-Delivery Tranche 3 for USD 1,200,000 in May 2007.
                       Post-Delivery Tranche for USD 23,830,000 upon her
                       Physical Delivery in August 2007.

                       NOTE: The amount of each Post-Delivery payment, to be
                       for a maximum amount equal to the amount quoted depending
                       on the market Valuation obtained at delivery date of each
                       Subject Ship, so that the Loan to Valuation Ratio on the
                       delivery of each Subject Ship does not exceed 70%.

                                      ./..4

                                                                       [GRAPHIC]

                                                                          Page 4

Valuations         :   Upon the physical delivery of each Subject Ship the
                       Obligors will provide the Agent with two charter free
                       fair market valuations of each ship prepared by valuers
                       acceptable to the Lenders, one of which to be from HSBC
                       Shipping Services, acting reasonably and at the expense
                       of the Obligors.

Repayment Terms /  :   FOR EACH OF THE 2 x 37,000 DWT P/TANKERS "ARIS" AND
Amortization           "ATLANTAS". (11 YEARS AMORTIZATION)

                       Each Term Loan Facility for USD 26,060,000 to be repaid
                       by 22 equal semi-annual principal instalments for USD
                       870,000 each commencing 6 months from the draw down of
                       the Post-Delivery Tranche to be followed by a balloon
                       payment for USD 6,920,000.

                       FOR THE 1 x 37,000 DWT P/TANKER "ADONIS". (11 YEARS
                       AMORTIZATION)

                       The Term Loan Facility for USD 29,260,000 to be repaid by
                       22 equal semi-annual principal instalments for USD
                       990,000 each commencing 6 months from the draw down of
                       the Post-Delivery Tranche to be followed by a balloon
                       payment for USD 7,480,000.

                       FOR THE 1 x 47,500 DWT P/TANKER "AKERAIOS". (10 YEARS
                       AMORTIZATION)

                       The Term Loan Facility for USD 28,620,000 to be repaid by
                       20 equal semi-annual principal instalments for USD
                       1,060,000 each commencing 6 months from the draw down of
                       the Post-Delivery Tranche to be followed by a balloon
                       payment for USD 7,420,000.

Prepayment         :   Permitted without penalty on any rollover date.

Interest Margin &  :   0.90% pa over 1, 2, 3, 6, 9 or 12 months LIBOR or any
Interest Periods       period that the Agent may agree, calculated on the basis
                       of actual days elapsed and a 360 day year.

Libor              :   As determined by the Agent, on behalf of the Lenders, on
                       the basis of offer rates to prime banks provided by the
                       appropriate page of Reuters for that Interest Period at
                       11.00 a.m. on the rate fixing day for the relevant
                       Advance.

FEES -             :   0.15% flat payable to the Agent, on behalf of the
Participation          Lenders, calculated over the aggregate amount of the Club
                       Term Loan Facility to be collected upon acceptance of
                       Offering Letter.

FEES - Commitment  :   o    0.10% pa on the unutilised portion of the Club Term
                            Loan Facility up to 364 days calculated on the Term
                            Loan Facilities of P/Ts "Aris", "Adonis" and
                            "Atlantas" to be paid quarterly in arrears.

                                      ./..5

                                                                       [GRAPHIC]

                                                                          Page 5

                   :   o    0.20% pa on the unutilised portion of the Club Term
                            Loan Facility of P/T "Akeraios" to be paid quarterly
                            in arrears.

FEES-Agent's       :   USD 10,000 per indivisible year to be collected by the
                       Agent for the annual handling of the Club Term Loan
                       Facility to be collected at the beginning of each year
                       during the period of this Club Term Loan Facility.
                       Exceptionally, for year 2005, the fee will be collected
                       on the draw down of the 1st Tranche of the first ship.

Mandatory Costs    :   Mandatory Costs for complying with any regulatory
                       requirements of the Bank of England, Financial Services
                       Authority, European Central Bank, Bank of Greece or
                       other relevant regulatory authority will be for the
                       account of the Obligors.

Taxes              :   All payments by the Borrower shall be made in full
                       without any set-off, free and clear of all taxes, stamp
                       duties, levies etc of any governmental or other
                       authority.

Corporate          :   Customary for facilities of this nature in a form
Conditions             satisfactory to the Lenders, including but not limited
Precedent              to:

                       o    Legal opinions addressed to the Agent from counsel
                            acceptable to the Lenders;

                       o    Copies of constitutional documents including a
                            certified copy of the Memorandum and Article of
                            Association and Certificate of Incorporation of
                            each of the Obligors;

                       o    In respect of the Obligors, appropriate board
                            resolutions and shareholders resolutions approving
                            the execution, delivery and performance of the
                            Club Term Loan Facility Agreement and related
                            documents and authorising a named person or
                            persons to sign the Club Term Loan Facility
                            Agreement;

                       o    A Director's Certificate from the Borrower,
                            including specimen signatures;

                       o    Delivery of latest available Accounts;

                       o    Consents and authorisations; and

                       o    Evidence of payment of fees and expenses due and
                            payable by the Borrower under the Club Term Loan
                            Facility;

                       o    Evidence that the Borrower and/or the Obligors
                            have made the initial stage payments representing
                            the contracted costs of each of the Subject Ships;

                                      ./..6

                                                                       [GRAPHIC]

                                                                          Page 6

                       o    Evidence of each of the Refund Guarantees from
                            Export - Import Bank of Korea;

                       o    Successful closure of the Initial Public Offering
                            (IPO) raising not less than USD200,000,000 the net
                            proceeds of which to be applied against the
                            reduction of existing debt.

Subject Ships      :   To include, inter alia, for each tranche of the Club Term
Conditions             Loan Facility:
Precedent
                       o    Delivery of the applicable Subject Ship to
                            acceptable specification and confirmation of
                            highest Class by an acceptable class agency;

                       o    Flag acceptable to the Lenders (i.e. Liberia);

                       o    A copy of the ISM Certificate;

                       o    Agent's satisfaction with the relevant Security;

                       o    The market valuations;

                       o    Confirmation of all appropriate insurances.

Other Conditions   :   Conditions precedent for all utilizations will include:
Precedent

                       o    Accuracy of repeating representations, and

                       o    No actual or potential Event of Default (or, in
                            the case of a rollover Advance, no actual Event of
                            Default) having occurred.

Representations    :   Each Obligor will make representations and warranties
and Warranties         usual for a facility of this nature in respect of itself
                       and each member of the Group, including but not limited
                       to:

                       o    Due incorporation and compliance with corporate
                            formalities;

                       o    All necessary consents, licenses and approvals
                            obtained;

                       o    Legal validity of the Finance Documents;

                       o    No conflict with laws, constitutional documents or
                            other documents;

                       o    No material litigation;

                       o    No material adverse change;

                       o    Accuracy of latest financial statements;

                       o    Pari-passu ranking of obligations under the
                            Finance Documents;

                       o    No Event of default or material default under any
                            other document is outstanding;

                       o    Amounts payable will be free of taxes;

                       o    No stamp duty or similar taxes payable in the
                            jurisdiction of incorporation;

                                      ./..7

                                                                       [GRAPHIC]

                                                                          Page 7

                       o    No immunity in any legal proceedings;

                       o    No adverse consequences in the jurisdiction of
                            incorporation for the Lenders;

                       o    No effectiveness of any submission to jurisdiction
                            in connection with the Finance Documents and the
                            choice of governing law of the Finance Documents;

                       o    The choice of English Law and English judgments will
                            be recognized in its jurisdiction of incorporation.

                       Representations and Warranties shall be made on signing
                       and shall, unless stated to the contrary in the Facility
                       Agreement, be repeated on each utilization and interest
                       payment date.

Security           :   PRE-DELIVERY PERIOD

                       o    Assignment of the Shipbuiding Contract of each of
                            the Subject Ships to be financed under this scheme.

                       o    Assignment of the Refund Guarantee of each of the
                            Subject Ships to be financed under this scheme.

                       POST-DELIVERY PERIOD

                       1.   First preferred mortgages over the Subject Ships
                            "Hull 0311 tbr Aris", "Hull 0312 tbr Atlantas",
                            "Hull 0443 tbr Adonis" and "Hull 0413 tbr Akeraios".
                            All ships fly the Liberian flag.

                       2.   Guarantees of the ship-owning companies of each of
                            the four security ships. I.e. "Gladiator Maritime
                            Inc" - Aris, "Shipping Rider Co" - Atlantas,
                            "Belrose Maritime Inc" - Adonis and "Laredo Maritime
                            Inc" - Akeraios.

                       3.   General Assignment of the income and insurances of
                            the Subject Ships.

                       4.   Mortgagees Additional Pollution Perils Cover for
                            each Subject Ship, to be handled by HSBC Shipbrokers
                            and paid by the Borrower.

                       5.   Mortgagee's Interest Insurance at 110%, to be
                            handled by HSBC Shipbrokers and paid by the
                            Borrower.

Condition          :   Funds will not be advanced to the Borrower should there
Precedent              occur prior to their drawdown a material adverse change
                       in the financial condition and/or operations of the
                       Borrower and/or the Guarantors.

Financial          :   1.   Annual and Semi-Annual Audited Consolidated
Covenants                   Financial Statements of Capital Maritime and Trading
                            Limited on consolidated basis.

                       2.   The maximum Leverage of Capital Maritime and Trading
                            Limited Group of Companies shall, at all times, be
                            no more than 75%.

                                      ./..8

                                                                       [GRAPHIC]

                                                                          Page 8

                       3.   The minimum Free Liquidity of Capital Maritime and
                            Trading Limited Group of Companies shall, at all
                            times, be not less than 25,000,000 or 4% of
                            outstanding bank debt, whichever is higher.

                       4.   The minimum Interest Coverage of Capital Maritime
                            and Trading Limited Group of Companies shall, at all
                            times, be no less than - 3.0 : 1.0.

                       5.   The Obligors to maintain minimum deposits with the
                            Agent to be at least equal to the oncoming three (3)
                            months' principal and interest of this Club Term
                            Loan Facility excluding any balloon installments.

                       6.   The payment of any Dividends by Capital Maritime &
                            Trading Limited Group of Companies to be
                            subordinated to Debt Servicing.

Financial Covenants:   "Liquidity": shall be defined to include: cash and cash
Glossary               equivalents, short-term investments in liquid
                       instruments. Applicable at all times, tested quarterly.

                       "Leverage": Total Consolidated Net Borrowings to be no
                       more than 75% of Total Consolidated Assets. Applicable at
                       all times but tested quarterly.

                       "Interest Cover": Consolidated Earnings Before Interest,
                       Tax, Depreciation and Amortisation ("EBITDA") to be a
                       minimum of (3) times the level of Consolidated Net
                       Interest Expenditure. Tested semi-annually on a rolling
                       12 month basis.

Undertaking of the :   1.   To ensure that at all times the market value of the
Borrower to include         Subject Ships as ascertained by the Lenders, shall
                            exceed 125% of combined loan amount outstandings.

                       2.   The main terms and conditions of this Club Term Loan
                            Facility for USD110,000,000 not be weaker that any
                            of the term and conditions of any of the other
                            bilateral lenders to the Capital Maritime & Trading
                            Limited Group of Companies.

                       3.   The aggregate of the Post-Delivery Tranche and the
                            Pre-Delivery Tranches of each Subject Ship's Term
                            Loan Facility should not exceed the 70% of the
                            market value of each ship at the time of her
                            Physical Delivery. Any excess will de deducted from
                            the Post-Delivery Tranche so that the 70% financing
                            is maintained at that time.

                                      ./..9

                                                                       [GRAPHIC]

                                                                          Page 9

                       4.   The Availability of this Club Term Loan Facility is
                            subject to a successful IPO raising not less than
                            USD200,000,000 the net proceeds of which to be
                            applied against the reduction of existing debt.

                       5.   The Obligors to ensure that the management of the
                            Subject Ships shall be undertaken by a company
                            within the Capital Maritime and Trading Limited
                            (CM&TL) Group and the Management of the Borrower
                            will remain with the present majority ultimate
                            shareholder and/or, subject to the agreement of the
                            Lenders, such agreement not to be unreasonably
                            withheld, or his recommended representatives.

                       6.   The Borrower and the Guarantors will send to the
                            Lenders within 120 days of the end of the financial
                            period to which they relate copies of annual balance
                            sheets and profit and loss accounts.

                       7.   To provide the Lenders with such financial
                            information concerning the Borrower, the Guarantors
                            and related companies and their affairs, commitments
                            and operations as the Lenders may reasonably
                            require.

                       8.   Not to permit, without the prior written consent of
                            the Lenders, any encumbrance to be created on any of
                            the Guarantors' assets.

                       9.   The Borrower, Guarantors, and the Manager of the
                            vessel, to comply with the provisions of
                            International Safety Management (ISM) code
                            throughout the duration of the Facility.

Obligors'          :   Each Obligor will provide undertaking including, but not
Undertakings           limited to, the following:

                       o    FINANCIAL STATEMENTS: delivery of Annual and
                            Semi-Annual Audited Consolidated Financial
                            Statements as soon as available and in any event
                            within 120 days of financial year-end and in respect
                            of the Borrower and related Group of Companies and
                            interim unaudited financial statements as soon as
                            available and in any event within 60 days of each
                            quarter-year end;

                       o    SPECIFIC INFORMATION: provision of such other
                            information made available to the Borrower's
                            shareholders, or its creditors generally;

                       o    GENERAL INFORMATION: provision of such other
                            information as the Facility Agent may reasonably
                            request;

                                     ./..10

                                                                       [GRAPHIC]

                                                                         Page 10

                       o    COMPLIANCE CERTIFICATES: delivery with quarterly
                            financial statements certificates demonstrating
                            compliance with the Financial Covenants;

                       o    PARI-PASSU: maintenance of at least pari passu
                            status vis-a-vis all Commercial Debt;

                       o    COMPLIANCE: compliance in all material respects with
                            all relevant laws, permits and licenses;

                       o    NOTICE OF DEFAULT: notification to the Agent of any
                            actual or potential Event of Default;

                       o    MERGER: no mergers / amalgamations / demergers /
                            reconstructions etc;

                       o    INSURANCE: maintenance of appropriate insurances
                            representing 130% of the total commitments under the
                            Facility (including hull and machinery, protection
                            and indemnity, total loss, MII, MAP, and war risks
                            and oil spill in relation to the Subject Ships and
                            at the expense of the Borrowers;

                       o    NEGATIVE PLEDGE: negative pledge over all the
                            Obligors' assets subject to agreed exceptions;

                       o    CHANGE OF BUSINESS: restriction on change of the
                            overall nature of business of either the Borrower or
                            the Guarantor, or the Group as a whole; and

                       o    ENVIRONMENTAL: compliance with environmental laws,
                            licenses and regulations.

Events of Default  :   Usual cross default clauses including present and future
to include             debt.

Documentation      :   1.   Completion of security and other documentation
required prior to           satisfactory to the Agent drawn up at the Borrower's
Drawdown                    expense.

                       2.   Letters of Undertaking from Insurance Brokers and
                            Club Managers.

                       3.   The legal opinion of counsels to the Agent and the
                            Borrower confirming that documentation is legal and
                            binding.

Amendments and     :   Amendments to the Finance Documents will require the
Waivers                approval of both Lenders with certain exceptions which
                       will require the consent of both Lenders.

                                     ./..11

                                                                       [GRAPHIC]

                                                                         Page 11

Apart from the Arrangement Fee, all the above are subject to the terms and conditions of the Facility Agreement and other security documentation. This
Offering Letter will remain in force until 31 July 2005 after which time it will be considered null and void.

The Offering Letter of 12 May 2005 is hereby cancelled.

If the terms and conditions herein are acceptable to you, please so indicate by signing and returning to us the attached copy of this letter by 31 July 2005 together with a cheque for USD165,000 representing the Participation Fee.

We look forward to continuing our mutually beneficial relationship.

Yours faithfully                           For and on behalf of
For and on behalf of                       ING Bank NV
HSBC Bank plc

/s/ G P Mendoros       /s/ N Karellis      /s/ P Brosnahan     /s/ H Baker
------------------   ------------------    -----------------   -----------------
G P Mendoros           N Karellis          P Brosnahan         H Baker
Manager Shipping       Head of Shipping    Director            Director

We agree with the above terms and conditions:

Signed                                   Date
       -------------------------------        -------------------